                                                                                                                    Exhibit (j)

Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

   of Ambassador Funds:

We consent to the use of our report, which is incorporated herein by reference, and to the references to our Firm under the headings “Financial Highlights for Institutional Shares” in the Prospectus, and “Statement of Additional Information/cover page,” “Independent Registered Public Accounting Firm,” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

November 23, 2005